Exhibit 99.1

Bionano Genomics to Report First Quarter 2020 Financial Results on June 18, 2020

SAN DIEGO, May 14, 2020 - Bionano Genomics, Inc. (NASDAQ: BNGO), a life sciences instrumentation company that develops and markets Saphyr®, a platform for ultra-sensitive and ultra-specific structural variation detection in genome analysis, today announced that the company is relying on the order issued by the U.S. Securities and Exchange Commission to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 due to circumstances related to the COVID-19 pandemic. The company plans to file the Form 10-Q and report its financial results for the quarter ended March 31, 2020 on June 18, 2020. In addition, due to uncertainties regarding the duration and impact of the COVID-19 pandemic, the company is suspending any guidance, anticipated timelines or other outlooks previously provided for 2020. The company also announced selected preliminary, unaudited, first quarter 2020 financial results and recent key financial and business highlights as summarized below.

“While we saw an increasing interest in our data and growth in placements of the Saphyr system in the early part of the year, we and our customers have been impacted by the COVID-19 pandemic,” said Erik Holmlin, Ph.D., CEO of Bionano. “What began initially as a disruption in China spread across the globe and forced labs using Saphyr to redirect resources to COVID-19 testing or restrict their employees to working off-site, which meant that most Saphyr users were unable to operate their Saphyr instruments and others were unable to take delivery of new instruments. We are adapting to the new challenges brought on by the pandemic and we are seeing new opportunities at the same time. Our operations are fully functional, we are supplying products to customers who are able to receive and use them and we are receiving samples in-house, which we process as part of our commercial services offering. Our sales team is leveraging a number of technologies to reach customers in new ways, and we are finding highly receptive audiences who are learning more about Bionano and how it transforms cytogenetics workflows and reveals previously undetected genomic variations.  We are encouraged by the growing level of interest we see and expect it to carry over into momentum in the second half of 2020 when our markets begin to reopen.”

Preliminary Financial Results

•	Total revenue of approximately $1.1 million for the three months ended March 31, 2020.

•	Cash and cash equivalents of approximately $8.1 million as of March 31, 2020.

The above information is preliminary, subject to adjustment and based solely upon information available to the company as of the date of this press release. The above information is not a comprehensive statement of the company’s results of operations, liquidity or financial condition for the three months ended March 31, 2020, and has not been audited, reviewed or compiled by the company’s independent registered public accounting firm. Accordingly, undue reliance should not be placed on this preliminary information, and it should be viewed in the context of all other available information regarding the company’s results of operations, liquidity and financial condition.

Recent Financial Highlights

•	Received approximately $18.0 million in gross proceeds from public offering completed in April 2020.

•	Retired $2.9 million of term loan debt in April 2020, for a total retirement of $5.0 million of term loan debt from March through April 2020.

•	Received loan proceeds of approximately $1.8 million pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act in April 2020.

Recent Business Highlights

•
Announced the launch of a global network of studies aiming to identify genomic variants that influence COVID-19 disease resistance, sensitivity, disease progression and drug response. The first study will focus on the Wuhan, China outbreak, and will be performed at the site of Wuhan-based Bionano service provider GrandOmics in collaboration with Bionano Genomics.

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Announced support of the largest study to date on COVID-19 susceptibility aiming to identify genomic variants and novel active substances that influence resistance or sensitivity to COVID-19 disease progression and drug response.

•
Announced that the University of Iowa Hospitals and Clinics (UIHC) to switch its method of clinical molecular testing for patients with presumed Facioscapulphmeral Muscular Dystrophy (FSHC) to optical mapping using Bionano’s Saphyr System. FSHD affects approximately 1 in 10,000 individuals in the United States.

•
Announced Three Top European Sites adopted Saphyr for cancer, genetics and cytogenetic applications, bringing the total number of Saphyr systems installed at customer sites to 84. The new sites are Curie Institute in Paris, France; NHS Lothian in Edinburgh, Scotland, and MVZ Martinsried in Munich, Germany who have all begun operating Bionano’s system for genome analysis.

•	Announced the appointments of Hannah Mamszuka and Yvonne Linney, Ph.D., to its Board of Directors.

About Bionano Genomics
Bionano is a genome analysis company providing tools and services based on its Saphyr system to scientists and clinicians conducting genetic research and patient testing. Bionano’s Saphyr system is a platform for ultra-sensitive and ultra-specific structural variation detection that enables researchers and clinicians to accelerate the search for new diagnostics and therapeutic targets and to streamline the study of changes in chromosomes, which is known as cytogenetics. The Saphyr system is comprised of an instrument, chip consumables, reagents and a suite of data analysis tools, and genome analysis services to provide access to data generated by the Saphyr system for researchers who prefer not to adopt the Saphyr system in their labs. For more information, visit www.bionanogenomics.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: planned timing for filing the Form 10-Q and reporting financial results for the quarter ended March 31, 2020; the benefits of recent sales efforts and receptiveness of the market to these effort; our expectations for sales momentum in the second half of 2020; and our efforts to execute on our commercial strategy. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks that our preliminary financial information provided in this press release may not be as expected, as well as risks and uncertainties associated with: the impact of the COVID-19 pandemic on our business and the global economy; general market conditions; changes in the competitive landscape and the introduction of competitive products; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts; the loss of key members of management and our commercial team; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2019 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Contacts
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionanogenomics.com

Investor Relations Contact:
Ashley R. Robinson
LifeSci Advisors, LLC
+1 (617) 430-7577
arr@lifesciadvisors.com

Media Contact:
Kirsten Thomas
The Ruth Group
+1 (508) 280-6592
kthomas@theruthgroup.com